EXHIBIT 1 LETTER DATED 5/28/04 FROM BDO SEIDMAN, LLP



May 28, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on May 25, 2004, to be filed by our former client, Prologic Management Systems, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.


Very truly yours,


                                            /s/  BDO Seidman, LLP


cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C.  20549